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                               AMENDMENT NO. 1 TO

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AMENDMENT NO. 1 ("Amendment No. 1") to that certain Agreement and Plan of Reorganization among the parties hereto and dated as of November 13, 1998 (the "Agreement") is made and entered into as of the 22nd day of March, 1999, by and among CALIFORNIA WATER SERVICE GROUP, a California Corporation ("CWSG"), CALIFORNIA WATER SERVICE COMPANY, a California corporation and wholly owned subsidiary of CWSG ("Water Company"), and DOMINGUEZ SERVICES CORPORATION, a California corporation ("DSC").

         WHEREAS, DSC has received an unsolicited offer from another publicly owned water utility and has deemed it to be a Superior Offer, and, in response thereto, CWSG has determined to increase its bid; and

         WHEREAS, the above parties deem it to be advisable and in the best interest of their respective shareholders to enter into this Amendment No. 1; and

         WHEREAS, the Boards of Directors of CWSG, Water Company and DSC have approved the Agreement and the transactions contemplated thereby and have authorized the officers of the respective parties to take such further actions as they deem necessary or advisable to carry out the provisions of the Agreement;

         NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

         1. Unless otherwise set forth herein, capitalized terms have the meaning set forth in the Agreement.

         2. Amend Article I ("DEFINITIONS") of the Agreement to add the following definitions:

           "Base Numerator" has the meaning set forth in Section 2.3(a).

           "Denominator" has the meaning set forth in Section 2.3(a).

           "Market Price" has the meaning set forth in Section 2.3(a).

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3. Amend Section 2.3, subdivision (a) to read:

         2.3 CONVERSION OF DSC STOCK. (a) On the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of DSC Stock excluding, if any, DSC Perfected Dissenting Shares or shares of DSC Stock held by CWSG shall, without any further action on the part of DSC or the holders of any such shares, be converted into the right to receive a number of shares of CWSG Stock determined as set forth below (the "Conversion Ratio"). The Conversion Ratio shall be equal to $33.75 (the "Base Numerator") divided by either (i) the Market Price of CWSG Stock if the Market Price of CWSG Stock is no greater than $27.00 and no less than $22.65, (ii) $27.00 if the Market Price of CWSG Stock is greater than $27.00, in which case the Conversion Ratio shall equal 1.25, or (iii) $22.65, if the price of CWSG Stock is less than $22.65, in which case the Conversion Ratio shall be 1.49 (as applicable, the "Denominator"). The "Market Price" of CWSG Stock means the average closing price per share of CWSG Stock on the NYSE for each of the twenty consecutive trading days prior to and including the fifth trading day prior to the Closing Date.

4. Amend Section 9.1 as follows:

         9.1. Shareholder Approval. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of DSC no later than the later of (i) May 7, 1999 or (i) 45 days after the effective date of the Registration Statement, on S-4 filed with the SEC on January 28, 1999, and all amendments thereafter.

5. In all other respects the Agreement is hereby ratified and affirmed.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties to this Amendment No. 1 have duly executed this Amendment No. 1 as of the day and year first above written.

                                CALIFORNIA WATER SERVICE GROUP,
                                  a California corporation

                                By:      /s/
                                   ---------------------------------------------
                                         Robert W. Foy
                                         Chairman of the Board

                                By:      /s/
                                   ---------------------------------------------
                                         Peter C. Nelson
                                         President & Chief Executive Officer



                                CALIFORNIA WATER SERVICE COMPANY,
                                  a California corporation

                                By:      /s/
                                   ---------------------------------------------
                                         Robert W. Foy
                                         Chairman of the Board

                                By:      /s/
                                   ---------------------------------------------
                                         Peter C. Nelson
                                         President & Chief Executive Officer



                                DOMINGUEZ SERVICES CORPORATION,
                                  a California corporation

                                By:      /s/
                                   ---------------------------------------------
                                         Brian J. Brady
                                         Chairman of the Board and
                                         President & Chief Executive Officer

                                By:      /s/
                                   ---------------------------------------------
                                         John S. Tootle
                                         Chief Financial Officer


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